UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2017,  Synergy Pharmaceuticals Inc. (the “Company”) appointed Troy Hamilton, the Company’s former Executive Vice President, Chief Commercial Officer, as Chief Executive Officer and Gary S. Jacob, the Company’s former President and Chief Executive Officer, was appointed Executive Chairman of the Company.

There are no family relationships between Mr. Hamilton and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Hamilton and any other persons pursuant to which he was selected as Chief Executive Officer. Mr. Hamilton has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 13, 2017, the Company entered into an offer letter (the “Agreement”) with Mr. Hamilton (the “Effective Date”), under which he will serve as Chief Executive Officer of the Company.  Under the terms of the Agreement, Mr. Hamilton will receive an annual salary of $550,000.  He is eligible to receive a cash bonus of up to 60% of his base salary.  The bonus shall be earned upon the Company’s achievement of performance milestones for a fiscal year to be mutually agreed upon by Mr. Hamilton and the board or its Compensation Committee.  Additionally, Mr. Hamilton shall receive incentive stock options to purchase 1,000,000 shares of our common stock with an exercise price to be determined on the date of grant.  The options vest over three (3) years in 3 annual installments beginning on the one year anniversary of the date of grant.  Mr. Hamilton is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

Item 7.01                                           Regulation FD Disclosure

A copy of the press release issued by the Company on December 19, 2017 relating to the matters described in this Form 8-K is attached hereto as Exhibit 99.1.  The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Press release dated December 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2017

SYNERGY PHARMACEUTICALS INC.

	By:	/s/ Troy Hamilton
Troy Hamilton
Chief Executive Officer